EXHIBIT 99.1

FLEET STATUS REPORT

Atwood Oceanics, Inc. And Subsidiaries Fleet Status Report As of June 1, 2010

As used herein, “we”, “us”, and “our” refers to Atwood Oceanics, Inc. and its subsidiaries, except where the context indicates otherwise.  Statements contained in this Fleet Status Report, including information regarding our estimated rig availability, contract duration, future dayrates, future daily operating costs, future effective tax rates, customer or contract status are forward-looking statements.  These statements reflect management's reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors including: our dependence on the oil and gas industry; the risks involved in upgrade, repair and construction of our rigs; competition; operating risks; risks involved in foreign operations; risks associated with possible disruptions in operations due to terrorism; risks associated with a possible disruption in operations due to the war with Iraq and governmental regulations and environmental matters.  A list of additional risk factors can be found in our annual report on Form 10-K for the year ended September 30, 2009, filed with the Securities and Exchange Commission.  All information in this Fleet Status Report is as of the date indicated above.  We undertake no duty to update the content of this Fleet Status Report or any forward-looking statement contained herein to conform the statement to actual results or to reflect changes in our expectations.

Rig Name	Rated Water Depth	Location	Customer	Estimated Contract End Date	Estimated Contract Day Rate	Additional Comments
ATWOOD EAGLE	5000’	Australia	CHEVRON AUSTRALIA PTY LTD (“CHEVRON”) UNDER ASSIGNMENT FROM WOODSIDE ENERGY LTD	FIRM WORK – June/July 2010	Approximately $405,000	A portion of the dayrate is subject to some change due to currency exchange rate variance.
		Australia	BHP BILLITON PETROLEUM	FIRM WORK – (One approximately 60-day slot deferred from previous drilling program which is now expected to be completed in August/September 2010.)	Approximately $170,000 for 35 days and $465,000 thereafter until completion.	A portion of the dayrate is subject to some change due to currency exchange rate variance.
		Australia	CHEVRON	FIRM WORK – (Until ATWOOD OSPREY commences operations in Australia) February/March 2011	$430,000/$450,000 Depending on firm duration of Atwood Osprey Contract	Subject to change due to cost escalation provisions in the contract.
		TBD	N/A	N/A	N/A	The rig could incur around twenty (20) zero rate days in the first quarter of fiscal year 2011 for regulatory inspections and planned maintenance.
ATWOOD HUNTER	5,000’	Ghana	KOSMOS ENERGY GHANA HC (“KOSMOS”)	FIRM WORK - June 2010	$538,000	Subject to change due to cost escalation provisions in the contract.
		Equatorial Guinea or Ghana	NOBLE ENERGY INC /KOSMOS	FIRM WORK - October 2012	$538,000 to $545,000 while operating	Subject to change due to cost escalation provisions in the contract.
ATWOOD FALCON	5,000’	Philippines (The rig was mobilized to the Philippines to drill one or two wells for SHELL. Upon completing this drilling program, the rig will be mobilized back to Malaysia)	SHELL	FIRM WORK – August 2011	$431,000/plus approximately $4,000 of amortized per day revenues	Subject to change due to cost escalation provisions in the contract.
		TBD	N/A	N/A	N/A	The rig could incur around ten (10) zero rate days in the second quarter of fiscal year 2011 for regulatory inspections and planned maintenance.
ATWOOD OSPREY	6,000’	Under construction in Singapore with Delivery Expected in early 2011 at which time the rig will be mobilized to Australia.	CHEVRON AUSTRALIA PTY. LTD.	FIRM WORK – Early 2014 if three-year commitment or early 2017 if six-year commitment. (Contract provides for a commitment of three years with option to extend to six years at time of delivery of rig)	$470,000 (if three-year commitment) $450,000 (if six-year commitment)	Subject to change due to cost escalation provisions in the contract.
ATWOOD SOUTHERN CROSS	2,000’	West Africa	NONE	IDLE - Late June 2010	NONE	The rig is currently idle and not expected to go on dayrate until late June 2010 during mobilization with an expected commencement of drilling in July 2010.
		Tunisia	AUDAX RESOURCES LTD. (“AUDAX”)	FIRM WORK – August 2010	$154,500
ATWOOD BEACON	400’	Equatorial Guinea	HESS EQUATORIAL GUINEA, INC. (“HESS”)	FIRM WORK – June 2010	$110,000/plus approximately $5,000 of amortized per day revenues through June 2010	Operating expenses for the rig through June 2010 will be increased by approximately $25,000 per day due to amortization of mobilization expense.
		TBD	N/A	N/A	N/A	The rig could incur ten (10) zero rate days in the second or third quarters of fiscal year 2011.
VICKSBURG	300’	Thailand	NUCOASTAL (THAILAND) LIMITED (“NUCOASTAL”)	FIRM WORK – September 2010	$90,000
		TBD	N/A	N/A	N/A	The rig could incur ten (10) zero rate days in June or July of fiscal year 2010 for regulatory inspections.
ATWOOD AURORA	350’	Egypt	GAZ DE FRANCE UNTIL MID-2010 UNDER ASSIGNMENT FROM RWE DEA NILE GmbH	FIRM WORK – April 2011	$133,000	Subject to change due to cost escalation provisions in the contract.
SEAHAWK	1,800’	Equatorial Guinea	AMERADA HESS EQUATORIAL GUINEA, INC.	FIRM WORK – August/September 2010	$90,000	Contract provides for dayrate increases based upon certain cost escalations as well as an approximately $20,000 per day reduction during periods when the rig is being relocated to a new drilling site.
RICHMOND	70’	US Gulf of Mexico	CONTANGO OPERATIONS INC. DRILLED BY APPLIED DRILLING TECHNOLOGY INC.	FIRM WORK – June 2010	$35,500
		US Gulf of Mexico	ROOSTER PETROLEUM, LLC	FIRM WORK – July 2010	$36,000
		US Gulf of Mexico	N/A	N/A	N/A	Depending upon contract commitments, the rig could incur ten (10) zero rate days in the fourth quarter of fiscal year 2010 or first quarter of fiscal year 2011 for regulatory inspections.